Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Reports Second Quarter Financial Results

—Company Provides Outlook for Fiscal 2014—

Huntington Beach, California, June 2, 2014—Quiksilver, Inc. (NYSE:ZQK) today announced financial results for the fiscal 2014 second quarter ended April 30, 2014.

“We made progress on our Profit Improvement Plan,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “During the second quarter, we again reduced our expense structure, increased sales in our direct to consumer channels and emerging markets, and drove improvements in gross margins. These improvements were offset by decreased net revenues in our wholesale channel, especially in the developed markets in North America and Europe. Consequently, pro-forma adjusted EBITDA decreased versus the prior year.”

All of the results presented below represent the Company’s continuing operations.

Please refer to the accompanying tables for a reconciliation of GAAP results from continuing operations to certain non-GAAP results from continuing operations, including pro-forma loss from continuing operations, pro-forma loss from continuing operations per share, adjusted EBITDA and pro-forma adjusted EBITDA, for all periods presented, net revenues in historical and constant currency, and a definition of the Company’s emerging markets.

Second Quarter Review:

The following comparisons refer to results of continuing operations for the second quarter of fiscal 2014 versus the second quarter of fiscal 2013.

Net revenues were $408 million compared with $456 million, and were down 9%, or $42 million, in constant currency.

¡	Americas net revenues decreased 18% to $186 million from $226 million, and were down 16% in constant currency.

¡	EMEA net revenues decreased 2% to $162 million from $165 million, and were down 5% in constant currency.

¡	APAC net revenues decreased 6% to $60 million from $64 million, but were up 3% in constant currency.

Gross margin increased to 48.7% from 45.9%. The 280 basis point improvement in gross margin reflects the sales growth in our direct to consumer channels, reduced clearance activity in the wholesale channel of certain regions and benefits of licensing activities.

SG&A expense decreased $3 million to $214 million from $217 million, primarily due to reduced selling expenses associated with the decline in net revenues, reduced employee compensation expenses and event spending, partially offset by an increase in bad debt expense.

Quiksilver, Inc. Reports Fiscal 2014 Second Quarter Financial Results

June 2, 2014

Asset impairments increased to $20 million from $5 million due to a $15 million write-down of Surfdome goodwill and intangible assets in connection with the reclassification of Surfdome from discontinued operations to continuing operations.

Pro-forma Adjusted EBITDA decreased to $12 million from $18 million.

Net loss from continuing operations attributable to Quiksilver, Inc. was $46 million, or $0.27 per share, compared with $33 million, or $0.20 per share.

Pro-forma loss from continuing operations, which excludes the after-tax impact of restructuring and other special charges and non-cash asset impairments, increased to $25 million, or $0.15 per share, compared with $21 million, or $0.12 per share.

Q2 Net Revenue Highlights:

Net revenues from continuing operations by brand and channel for the second quarter of fiscal 2014 compared with the second quarter of fiscal 2013 were as follows.

Brands (constant currency):

¡	Quiksilver decreased $13 million, or 7%, to $167 million.

¡	Roxy decreased $7 million, or 6%, to $121 million.

¡	DC decreased $24 million, or 19%, to $103 million.

Distribution channels (constant currency):

¡	Wholesale revenues decreased 15% to $286 million.

¡	Retail revenues were flat at $90 million. Same-store sales in company-owned retail stores increased 1%. Company-owned retail stores totaled 658 at the end of the fiscal 2014 second quarter compared with 630 at the end of the fiscal 2013 second quarter.

¡	E-commerce revenues grew 23% to $30 million.

Emerging markets generated net revenue growth of 28% in constant currency.

Outlook:

The Company anticipates that the general sales trends of recent quarters compared to the same prior year period will continue into the second half of fiscal 2014 with continued net revenue declines in the North America and Europe wholesale channels being partially offset by net revenue growth in emerging markets and e-commerce. The Company also anticipates some continued year-over-year gross margin improvements in the second half of fiscal 2014, and that pro-forma adjusted EBITDA for fiscal 2014 will be below the $118 million achieved in fiscal 2013.

The Company said that it has revised the timing for achieving its Profit Improvement Plan adjusted EBITDA target to the end of fiscal 2017.

Quiksilver, Inc. Reports Fiscal 2014 Second Quarter Financial Results

June 2, 2014

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The Company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The Company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The Company’s products are sold in more than 100 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other Company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. The Company’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding management’s expectations for future revenues, gross margins, pro-forma adjusted EBITDA, and the timing of achieving objectives of the company’s profit improvement plan. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to the Company’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

FINANCIAL TABLES FOLLOW

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Second quarter ended		First half ended
	April 30,		April 30,
	2014	2013	2014	2013
In thousands, except per share amounts
Revenues, net	$408,215	$455,563	$819,383	$880,604
Cost of goods sold	209,344	246,562	412,403	455,339

Gross profit	198,871	209,001	406,980	425,265

Selling, general and administrative expense	213,647	216,922	425,466	438,946
Asset impairments	19,961	5,332	20,844	8,500

Operating loss	(34,737)	(13,253)	(39,330)	(22,181)

Interest expense	19,240	15,342	38,695	30,850
Foreign currency loss/(gain)	893	(2,696)	3,753	390

Loss before (benefit)/provision for income taxes	(54,870)	(25,899)	(81,778)	(53,421)

(Benefit)/provision for income taxes	(1,173)	6,828	(5,503)	10,005

Loss from continuing operations	(53,697)	(32,727)	(76,275)	(63,426)
(Loss)/income from discontinued operations, net of tax	(7,113)	509	30,400	584

Net loss	(60,810)	(32,218)	(45,875)	(62,842)
Less: net loss/(income) attributable to non-controlling interest	7,737	(177)	8,201	(682)

Net loss attributable to Quiksilver, Inc.	$(53,073)	$(32,395)	$(37,674)	$(63,524)

Loss per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(0.27)	$(0.20)	$(0.40)	$(0.39)
Diluted	$(0.27)	$(0.20)	$(0.40)	$(0.39)

(Loss)/income per share from discontinued operations attributable to Quiksilver, Inc.:
Basic	$(0.04)	$0.00	$0.18	$0.00
Diluted	$(0.04)	$0.00	$0.18	$0.00

Weighted average common shares outstanding:
Basic	170,475	166,815	170,105	166,282
Diluted	170,475	166,815	170,105	166,282

Amounts attributable to Quiksilver, Inc.:
Loss from continuing operations	$(45,960)	$(32,904)	$(68,074)	$(64,108)
(Loss)/income from discontinued operations, net of tax	(7,113)	509	30,400	584

Net loss	$(53,073)	$(32,395)	$(37,674)	$(63,524)

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	April 30, 2014	April 30, 2013
In thousands
ASSETS
Current Assets
Cash and cash equivalents (includes restricted cash of $56,047 and $0, respectively)	$119,585	$47,893
Trade accounts receivable (net of allowance of $62,783 and $57,134, respectively)	351,744	371,293
Other receivables	29,604	29,835
Inventories	320,589	355,077
Deferred income taxes – short-term	9,696	25,696
Prepaid expenses and other current assets	30,966	32,637
Current assets held for sale	—	18,188

Total Current Assets	862,184	880,619

Fixed assets, net	224,276	232,335
Intangible assets, net	135,510	137,817
Goodwill	265,565	272,764
Other assets	50,376	43,759
Deferred income taxes – long-term	—	114,391
Non-current assets held for sale	—	1,552

Total Assets	$1,537,911	$1,683,237

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$138,125	$184,684
Accrued liabilities	111,456	100,401
Current portion of long-term debt	49,873	44,834
Income taxes payable	1,577	451
Liabilities related to assets held for sale	—	2,965

Total Current Liabilities	301,031	333,335

Long-term debt, net of current portion	846,949	769,108
Other long-term liabilities	34,649	34,780
Deferred income taxes – long-term	22,046	—
Non-current liabilities related to assets held for sale	—	178

Total Liabilities	1,204,675	1,137,401

Equity
Common stock	1,738	1,705
Additional paid-in capital	582,612	560,303
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(313,560)	(106,845)
Accumulated other comprehensive income	65,177	77,799

Total Quiksilver, Inc. Stockholders’ Equity	329,189	526,184
Non-controlling interest	4,047	19,652

Total Equity	333,236	545,836

Total Liabilities and Equity	$1,537,911	$1,683,237

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA LOSS FROM CONTINUING OPERATIONS RECONCILIATION (UNAUDITED)

	Second quarter ended April 30,		First half ended April 30,
	2014	2013	2014	2013
In thousands, except per share amounts
Net loss from continuing operations attributable to Quiksilver, Inc.	$(45,960)	$(32,904)	$(68,074)	$(64,108)
Restructuring and other special charges, net of tax of $1,003, $221, $1,043 and $625, respectively	8,448	7,049	13,757	9,650
Non-cash asset impairments, net of tax of $56, $136, $56 and $692, respectively	12,446	5,196	13,329	7,808

Pro-forma loss from continuing operations attributable to Quiksilver, Inc.	(25,066)	(20,659)	(40,988)	(46,650)

Pro-forma loss per share from continuing operations attributable to Quiksilver, Inc. (basic and diluted)	$(0.15)	$(0.12)	$(0.24)	$(0.28)

Weighted average common shares outstanding (basic and diluted)	170,475	166,815	170,105	166,282

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Second quarter ended April 30,		First half ended April 30,
	2014	2013	2014	2013
In thousands
Loss from continuing operations attributable to Quiksilver, Inc.	$(45,960)	$(32,904)	$(68,074)	$(64,108)
(Benefit)/provision for income taxes	(1,173)	6,828	(5,503)	10,005
Interest expense	19,240	15,342	38,695	30,850
Depreciation and amortization	14,703	12,734	25,614	24,885
Non-cash stock-based compensation expense	6,525	3,887	11,588	11,223
Non-cash asset impairments, net	12,502	5,332	13,385	8,500

Adjusted EBITDA	5,837	11,219	15,705	21,355

Restructuring and other special charges	6,382	6,833	12,830	9,838

Pro-forma Adjusted EBITDA	12,219	18,052	28,535	31,193

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as loss from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments, net of non-controlling interest. For the quarter ended April 30, 2014, non-cash asset impairments reflect Quiksilver, Inc.‘s 51% share of the Surfdome impairment charge. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges. Such charges include, but are not limited to, a) gains and losses on early lease terminations; severance and other termination costs for employees or independent agents; contractual or other termination costs paid to sever business relationships with sponsored athletes, vendors, customers, and other business partners; write-offs of inventory and other assets devalued as a direct result of restructuring activities; and other expenses associated with planning and implementing profit improvement plan activities; and b) other significant, non-recurring and unusual items. Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense, the impact of implementing restructuring activities, and other significant, non-recurring and unusual items. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of restructuring and other special charges, as these items are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

QUIKSILVER, INC. AND SUBSIDIARIES

SUPPLEMENTAL EXCHANGE RATE INFORMATION (UNAUDITED)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents revenues by segment in both historical currency and constant currency for the second quarter ended April 30, 2014 and 2013 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
April 30, 2014	$186,427	$161,977	$59,721	$90	$408,215
April 30, 2013	226,302	164,725	63,581	955	455,563
Percentage decrease	-18%	-2%	-6%		-10%

Constant currency (current year exchange rates):
April 30, 2014	186,427	161,977	59,721	90	408,215
April 30, 2013	221,552	170,001	57,887	976	450,416
Percentage (decrease)/increase	-16%	-5%	3%		-9%

Definition of emerging markets:

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.